Exhibit 99.1

Tempest Secures Exclusive Option to License Clinical-Stage CD7-Targeted Lentiviral In Vivo CAR-T Platform

-Transaction complements Tempest’s existing CD7-targeted lipid nanoparticle in vivo CAR-T delivery platform, which is planned to enter the clinic later this year

-Lead BCMA/GPRC5D dual-targeting in vivo CAR-T candidate is in Phase 1 dose escalation for relapsed/refractory multiple myeloma

-Early clinical observations demonstrate in vivo CAR-T generation and expansion at the current highest evaluable dose, with an initial safety profile supporting continued dose escalation

-Additional pipeline candidates would expand Tempest’s immune reset portfolio across hematologic malignancies and autoimmune diseases

Brisbane, CA, September 15, 2026 – Tempest Therapeutics, Inc. (Nasdaq: TPST) (“Tempest”), a clinical-stage biotechnology company developing in vivo CAR-T therapies designed to reset dysfunctional immunity in cancer and autoimmune disease, today announced that it has entered into an exclusive option agreement with Hebei Senlang Biotechnology Co., Ltd. (“Senlang”).

The agreement provides Tempest with an exclusive option to license Senlang’s CD7-targeted lentiviral vector platform and a portfolio of in vivo CAR-T product candidates. The portfolio includes a BCMA/GPRC5D dual-targeting in vivo CAR-T candidate currently in Phase 1 dose escalation for relapsed/refractory multiple myeloma, as well as additional candidates for hematologic malignancies and autoimmune diseases.

“This agreement represents an important step in building Tempest as a multi-platform in vivo CAR-T company focused on immune reset for oncology and autoimmune indications,” said Matt Angel, Ph.D., President and Chief Executive Officer of Tempest. “Upon exercise of the option, the CD7-targeted lentiviral platform would complement our targeted LNP platform, providing two distinct approaches to generating CAR-T cells directly within patients. The lead program is currently in clinical development and has demonstrated in vivo CAR-T generation and expansion, providing encouraging early clinical support.”

Senlang’s proprietary platform uses targeted lentiviral vectors to deliver CAR transgenes to endogenous CD7-positive T cells and natural killer cells, generating CAR-T and CAR-NK cells directly within the patient. The approach is designed to avoid the individualized cell collection and external manufacturing required for conventional autologous CAR-T therapy. The lead program encodes a dual-targeting CAR directed against BCMA and GPRC5D, two clinically validated targets in multiple myeloma. Targeting both antigens may broaden malignant plasma-cell coverage and reduce the potential for tumor escape associated with the loss or downregulation of a single antigen.

The candidate is currently being evaluated in an ongoing Phase 1 dose-escalation study in patients with relapsed/refractory multiple myeloma. Early clinical observations at the current highest evaluable dose demonstrate successful generation and expansion of CAR-T cells in vivo. As of August 25, 2026, no Grade 3 or higher cytokine release syndrome and no immune effector cell-associated neurotoxicity syndrome were observed. The initial safety profile supports continued dose escalation, and patient enrollment and follow-up remain ongoing.

“Together, our targeted LNP and targeted lentiviral vector platforms are intended to support a broad portfolio of immune reset therapies,” said Dr. Angel. “The LNP platform offers a potentially repeatable approach to transient CAR expression, while the lentiviral platform is designed to support durable CAR-cell generation. These complementary capabilities provide Tempest with the flexibility to match the delivery approach to the biology and treatment requirements of different cancers and autoimmune diseases.”

Tempest and Senlang will continue to evaluate the Phase 1 results and the broader product portfolio during the option period. Tempest expects to provide additional information regarding the program as the clinical data mature.

About Senlang’s CD-7-Directed Lentiviral Platform

Senlang has a pipeline of in vivo CAR-T cell programs utilizing its CD7-directed lentiviral platform, which is designed to selectively deliver CAR payloads to endogenous CD7-positive T cells and NK cells, enabling in vivo generation of antigen-directed CAR immune cells. Proprietary nanobody-based retargeting promotes selective cell engagement and efficient transduction, while an engineered detargeted cocal envelope is intended to improve serum resistance, particle stability, and functional delivery in the bloodstream. Producer-cell engineering adds an immune-shielding feature to the lentiviral delivery particles, helping them remain functional longer in the bloodstream and improving delivery to CD7-positive immune cells. In preclinical studies, the platform demonstrated enhanced transduction in whole blood and resting PBMCs, and a single low-dose administration produced efficient in vivo transduction, rapid CAR-cell expansion, tumor-site enrichment, and durable tumor regression in mouse models.

About Tempest Therapeutics

Tempest is a clinical-stage biotechnology company developing next-generation in vivo CAR-T therapies for cancer and autoimmune disease. Tempest’s lead product candidate, TPST-4003, combines a clinically supported dual-targeting CD19/BCMA CAR structure with an advanced CD7-targeting delivery system to support broad immune reset across multiple indications. Tempest envisions a world in which immune reset therapies bring safe, effective, and broadly accessible therapeutic options to patients in need. For additional information, visit Tempest’s website at https://www.tempesttx.com.

About Hebei Senlang Biotechnology

Hebei Senlang Biotechnology Co., Ltd., is a clinical-stage cell therapy company focused on next-generation CAR-T technologies, with specialized expertise in CD7-targeted CAR-T development. Senlang has established end-to-end capabilities spanning CAR design, vector and plasmid development, GMP manufacturing and clinical trial execution, and is currently advancing multiple CD7 CAR-T programs, including a pivotal CD7 CAR-T clinical trial for relapsed or refractory T-cell lymphoblastic lymphoma/leukemia (“T-LBL/ALL”).

Forward-Looking Statements

This press release contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, concerning Tempest. These statements may discuss goals, intentions, and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of Tempest, as well as assumptions made by, and information currently available to, management of Tempest. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “could”, “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “goal”, “suggest”, “target” and other similar expressions. All statements that are not historical facts are forward-looking statements, including but not limited to, statements regarding: Tempest’s exclusive option with Senlang and the advancement, development, design and potential benefits of a BCMA/GPRC5D dual-targeting in vivo CAR-T therapy; the Phase 1 dose escalation trial, including the expected patient population, indications, number of patients, and expected assessments; the potential negotiation and entry into a definitive license agreement with Senlang; the potential ability of BCMA/GPRC5D dual-targeting in vivo CAR-T therapy to enable broad tumor-antigen coverage, strengthen target-cell recognition, and support durable responses; the potential applicability of Tempest’s platform and product candidates across autoimmune and oncology indications; and Tempest’s ability to achieve its operational plans. All forward-looking statements in this press release are based on Tempest’s current expectations, estimates and projections about its industry as well as management’s current beliefs and expectations of future events only as of today and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to Tempest’s need for additional capital to fund its planned programs and operations and to continue to operate as a going concern; unexpected safety or efficacy data observed during preclinical or clinical trials; the possibility that results from prior clinical trials and preclinical studies may not necessarily be predictive of future results; past results may not be indicative of future results; clinical trial site activation or enrollment rates that are lower than expected; loss of key personnel; changes in expected or existing competition; changes in the regulatory environment; risks relating to volatility and uncertainty in the capital markets for biotechnology companies; and unexpected litigation or other disputes. These and other factors that may cause actual results to differ from those expressed or implied are discussed in greater detail in the “Risk Factors” section of Tempest’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (“SEC”) on March 30, 2026, and in other documents filed by Tempest from time to time with the SEC. Except as required by applicable law, Tempest undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Tempest’s views as of any date subsequent to the date of this press release and should not be relied upon as prediction of future events. In light of the foregoing, investors are urged not to rely on any forward-looking statement in reaching any conclusion or making any investment decision about any securities of Tempest.

Investor Contacts:

Sylvia Wheeler

Wheelhouse Life Science Advisors

swheeler@wheelhouselsa.com

Aljanae Reynolds

Wheelhouse Life Science Advisors

areynolds@wheelhouselsa.com